Exhibit 99.1
Third Point Re Reports First Quarter 2015 Earnings Results

Net Income of $50.5 million, or $0.47 Per Diluted Common Share
Combined ratio of 102.8% for the Property and Casualty segment
HAMILTON, Bermuda, May 7, 2015, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its first quarter ended March 31, 2015.
Third Point Re reported net income of $50.5 million, or $0.47 per diluted common share, for the first quarter of 2015, compared with net income of $39.8 million, or $0.37 per diluted common share, for the first quarter of 2014, an increase of 26.9%.
For the three months ended March 31, 2015, diluted book value per share increased by $0.42 per share, or 3.1%, to $13.97 per share from $13.55 per share as of December 31, 2014.
“Through our total return business model, we aim to generate superior returns for investors by writing profitable reinsurance business and successfully investing the float generated from our reinsurance operations and our capital base through an exclusive arrangement with Third Point LLC, our investment manager,”  commented John Berger, Chairman and Chief Executive Officer. “In the first quarter, we generated net income of $50.5 million and a return on beginning shareholders’ equity of 3.5% by successfully executing on our business model.  Compared to last year’s first quarter, our combined ratio improved to 102.8% from 107.1%, we generated $161.6 million of float versus $20.0 million and we produced a very solid 3.0% return on our investment portfolio, down slightly from 3.1%.  Premiums written in the first quarter were $213.3 million, an increase of 143.6% and we continue to develop a strong pipeline of new business due in part to the expansion of our underwriting platform to include a new U.S. office.”
The following table shows certain key financial metrics for the three months ended March 31, 2015 and 2014:

	2015	2014
	(In millions, except for per share data and ratios)
Gross premiums written	$213.3	$87.6
Net premiums earned	$139.1	$73.3
Net underwriting loss (1) (2)	$(3.9)	$(5.2)
Combined ratio (1) (2)	102.8%	107.1%
Net investment return on investments managed by Third Point LLC	3.0%	3.1%
Net investment income	$64.9	$50.0
Net investment income on float (3)	$18.6	$7.3
Net income	$50.5	$39.8
Diluted earnings per share	$0.47	$0.37
Growth in diluted book value per share (3)	3.1%	2.4%
Return on beginning shareholders’ equity (3)	3.5%	2.9%
Net investments managed by Third Point LLC (4)	$2,136.1	$1,802.2

(1)	Property and Casualty Reinsurance segment only.

(2)	See the accompanying Segment Reporting for an explanation and calculation of net underwriting loss and combined ratio.

(3)
Net investment income on float, diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders’ equity.

(4)	Prior year comparative represents amount at December 31, 2014.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written increased by $131.2 million, or 159.8%, to $213.4 million for the three months ended March 31, 2015 from $82.1 million for the three months ended March 31, 2014. The increase was primarily due to new business written and contracts renewed in the three months ended March 31, 2015 that did not have comparable premiums in the prior year period. This increase was partially offset by contracts that did not renew in the three months ended March 31, 2015, primarily due to multi-year contracts written in the prior year period that were not subject to renewal in the current year period and one contract that was partially commuted in the three months ended March 31, 2015, resulting in a decrease in premium. Since Third Point Re focuses on large transactions, which in some cases may not renew, period over period comparisons may not be meaningful.
Net premiums earned for the three months ended March 31, 2015 increased by $66.8 million, or 92.4%, to $139.1 million. The results for the three months ended March 31, 2015 reflect net premiums earned on a larger in-force underwriting portfolio compared to the three months ended March 31, 2014.
The net underwriting loss from the Property and Casualty Reinsurance segment was $3.9 million and $5.2 million for the three months ended March 31, 2015 and 2014, respectively. The improvement in the net underwriting loss is due to a higher in-force book of business for 2015 and improvement in the combined ratio.
The combined ratio for the three months ended March 31, 2015 was 102.8%, compared to 107.1% for the three months ended March 31, 2014. The lower combined ratio is primarily due to a lower general and administrative expense ratio due to proportionately higher net premiums earned.
Catastrophe Risk Management
The Catastrophe Risk Management segment includes the combined results of Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd., and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”). After attributing income to non-controlling interests, the net loss from the Catastrophe Risk Management segment for the three months ended March 31, 2015 and 2014 was $0.2 million and $0.1 million, respectively. Net assets under management for the Catastrophe Fund were $77.0 million as of March 31, 2015 compared to $119.7 million as of December 31, 2014. During the three months ended March 31, 2015, the Catastrophe Fund distributed $42.5 million (Third Point Re’s share - $21.1 million).
In December 2014, The Company announced that it would no longer accept investments in the Catastrophe Fund, that no new business would be written in the Catastrophe Reinsurer and that the Company would be redeeming all existing investments in the Catastrophe Fund. Despite the Catastrophe Fund’s solid investment returns from its inception, the Company is winding it down due to challenging market conditions and competition with other collateralized reinsurance and insurance-linked securities vehicles. Catastrophe reinsurance pricing and the fees available to manage catastrophe risk have decreased significantly in the past two years.  The Catastrophe Fund Manager will continue to manage the runoff of the remaining exposure in the Catastrophe Fund.
Investments
For the three months ended March 31, 2015, Third Point Re recorded net investment income of $64.9 million, compared to $50.0 million for the three months ended March 31, 2014. The return on investments managed by the Company’s investment manager, Third Point LLC, was 3.0% for the three months ended March 31, 2015 compared to 3.1% for the three months ended March 31, 2014. The net investment results for the three months ended March 31, 2015 were driven by gains across all investment strategies. The structured credit portfolio performed strongly, contributing more than half of the returns for the quarter. In equities, gains in several core positions in the Industrial & Commodities and Healthcare sectors more than offset moderate losses in Technology, Media and Telecommunications and Financials. Net investment income for the three months ended March 31, 2015 benefited from higher average investments managed by Third Point LLC compared to the prior year period due to the float generated by the Company’s reinsurance operations and the proceeds from the issuance of $115.0 million senior notes during the period.
Conference Call Details
The Company will hold a conference call to discuss its first quarter 2015 results at 8:30 a.m. Eastern Time on May 8, 2015. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. first quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13608108. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on May 15, 2015.

Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) operational structure currently is being developed; (iii) fluctuation in results of operations; (iv) more established competitors; (v) losses exceeding reserves; (vi) downgrades or withdrawal of ratings by rating agencies; (vii) dependence on key executives; (viii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (ix) potential inability to pay dividends; (x) inability to service the Company’s indebtedness; (xi) limited cash flow and liquidity due to indebtedness; (xii) unavailability of capital in the future; (xiii) fluctuations in market price of the Company’s common shares; (xiv) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xv) suspension or revocation of reinsurance licenses; (xvi) potentially being deemed an investment company under United States federal securities law; (xvii) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xviii) dependence on Third Point LLC to implement the Company’s investment strategy; (xix) termination by Third Point LLC of the investment management agreements; (xx) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxii) the Company potentially becoming subject to United States federal income taxation; (xxiii) the Company potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; and (xxiv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, book value per share, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About the Company

The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012. Third Point Reinsurance (USA) Ltd. was incorporated in November 2014 and commenced underwriting business in February 2015. Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.

Contact
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and Business Development
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
As of March 31, 2015 and December 31, 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2015	December 31, 2014
Assets
Equity securities, trading, at fair value (cost - $1,119,462; 2014 - $1,078,859)	$1,239,988	$1,177,796
Debt securities, trading, at fair value (cost - $709,599; 2014 - $546,933)	736,243	569,648
Other investments, at fair value	61,466	83,394
Total investments in securities and commodities	2,037,697	1,830,838
Cash and cash equivalents	12,348	28,734
Restricted cash and cash equivalents	583,474	417,307
Due from brokers	228,793	58,241
Securities purchased under an agreement to sell	17,630	29,852
Derivative assets, at fair value	25,223	21,130
Interest and dividends receivable	5,902	2,602
Reinsurance balances receivable	250,154	303,649
Deferred acquisition costs, net	164,096	155,901
Loss and loss adjustment expenses recoverable	408	814
Other assets	6,857	3,512
Total assets	$3,332,582	$2,852,580
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$8,792	$10,085
Reinsurance balances payable	53,798	27,040
Deposit liabilities	146,719	145,430
Unearned premium reserves	508,014	433,809
Loss and loss adjustment expense reserves	273,937	277,362
Securities sold, not yet purchased, at fair value	104,857	82,485
Securities sold under an agreement to repurchase	61,939	—
Due to brokers	465,558	312,609
Derivative liabilities, at fair value	17,020	11,015
Performance fee payable to related party	15,844	—
Interest and dividends payable	1,617	697
Senior notes payable, net of deferred costs	113,315	—
Total liabilities	1,771,410	1,300,532
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 105,170,735 (2014: 104,473,402))	10,517	10,447
Additional paid-in capital	1,069,617	1,065,489
Retained earnings	426,447	375,977
Shareholders’ equity attributable to shareholders	1,506,581	1,451,913
Non-controlling interests	54,591	100,135
Total shareholders’ equity	1,561,172	1,552,048
Total liabilities and shareholders’ equity	$3,332,582	$2,852,580

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
For the three months ended March 31, 2015 and 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2015	2014
Revenues
Gross premiums written	$213,334	$87,587
Gross premiums ceded	(52)	—
Net premiums written	213,282	87,587
Change in net unearned premium reserves	(74,207)	(14,325)
Net premiums earned	139,075	73,262
Net investment income	64,918	50,035
Total revenues	203,993	123,297
Expenses
Loss and loss adjustment expenses incurred, net	81,746	46,259
Acquisition costs, net	54,657	25,431
General and administrative expenses	11,708	10,025
Other expenses	2,701	787
Interest expense	1,036	—
Foreign exchange gains	(193)	—
Total expenses	151,655	82,502
Income before income tax expense	52,338	40,795
Income tax expense	(1,305)	—
Income including non-controlling interests	51,033	40,795
Income attributable to non-controlling interests	(563)	(1,016)
Net income	$50,470	$39,779
Earnings per share
Basic	$0.48	$0.38
Diluted	$0.47	$0.37
Weighted average number of common shares used in the determination of earnings per share
Basic	103,753,065	103,264,616
Diluted	106,144,183	106,413,580

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended March 31, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$213,383	$(49)	$—	$213,334
Gross premiums ceded	(52)	—	—	(52)
Net premiums written	213,331	(49)	—	213,282
Change in net unearned premium reserves	(74,214)	7	—	(74,207)
Net premiums earned	139,117	(42)	—	139,075
Expenses
Loss and loss adjustment expenses incurred, net	81,746	—	—	81,746
Acquisition costs, net	54,663	(6)	—	54,657
General and administrative expenses	6,567	233	4,908	11,708
Total expenses	142,976	227	4,908	148,111
Net underwriting loss	(3,859)	n/a	n/a	n/a
Net investment income	18,575	25	46,318	64,918
Other expenses	(2,701)	—	—	(2,701)
Interest expense	—	—	(1,036)	(1,036)
Foreign exchange gains	—	—	193	193
Income tax expense	—	—	(1,305)	(1,305)
Segment income (loss) including non-controlling interests	12,015	(244)	39,262	51,033
Segment loss (income) attributable to non-controlling interests	—	80	(643)	(563)
Segment income (loss)	$12,015	$(164)	$38,619	$50,470
Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	58.8%
Acquisition cost ratio (2)	39.3%
Composite ratio (3)	98.1%
General and administrative expense ratio (4)	4.7%
Combined ratio (5)	102.8%

	Three months ended March 31, 2014
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$82,142	$5,445	$—	$87,587
Gross premiums ceded	—	—	—	—
Net premiums written	82,142	5,445	—	87,587
Change in net unearned premium reserves	(9,841)	(4,484)	—	(14,325)
Net premiums earned	72,301	961	—	73,262
Expenses
Loss and loss adjustment expenses incurred, net	46,259	—	—	46,259
Acquisition costs, net	25,399	32	—	25,431
General and administrative expenses	5,809	834	3,382	10,025
Total expenses	77,467	866	3,382	81,715
Net underwriting loss	(5,166)	n/a	n/a	n/a
Net investment income	7,313	29	42,693	50,035
Other expenses	(787)	—	—	(787)
Segment income including non-controlling interests	1,360	124	39,311	40,795
Segment income attributable to non-controlling interests	—	(191)	(825)	(1,016)
Segment income (loss)	$1,360	$(67)	$38,486	$39,779
Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	64.0%
Acquisition cost ratio (2)	35.1%
Composite ratio (3)	99.1%
General and administrative expense ratio (4)	8.0%
Combined ratio (5)	107.1%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.

(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	Composite ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net and acquisition costs, net by net premiums earned.

(4)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(5)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	March 31, 2015	December 31, 2014
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,561,172	$1,552,048
Less: non-controlling interests	(54,591)	(100,135)
Shareholders’ equity attributable to shareholders	1,506,581	1,451,913
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	60,589	61,705
Diluted book value per share numerator	$1,613,682	$1,560,130
Basic and diluted book value per share denominator:
Issued and outstanding shares	103,890,670	103,397,542
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	6,040,275	6,151,903
Effect of dilutive restricted shares issued to directors and employees	955,385	922,610
Diluted book value per share denominator	115,537,493	115,123,218

Basic book value per share	$14.50	$14.04
Diluted book value per share	$13.97	$13.55

	For the three months ended
	March 31, 2015	March 31, 2014
	($ in thousands)
Net investment income on float	$18,575	$7,313
Net investment income on capital	46,274	42,693
Net investment income on investments managed by Third Point LLC	64,849	50,006
Net investment income on cash collateral held by the Catastrophe Reinsurer	15	29
Net gain on catastrophe bond held by the Catastrophe Reinsurer	10	—
Net gain on investment in Kiskadee Fund	44	—
	$64,918	$50,035

	For the three months ended
	March 31, 2015	March 31, 2014
	($ in thousands)
Net income	$50,470	$39,779
Shareholders’ equity attributable to shareholders - beginning of period	1,451,913	1,391,661
Return on beginning shareholders’ equity	3.5%	2.9%

Non-GAAP Financial Measures and Key Performance Indicators

Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end. Diluted book value per share is calculated by dividing shareholders’ equity attributable to shareholders, adjusted to include unvested restricted shares and the exercise of all in-the-money options and warrants. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Although float can be calculated using numbers determined under U.S. GAAP, float is a non-GAAP financial measure and, therefore, there is no comparable U.S. GAAP measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income. Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income by the beginning of year shareholders’ equity attributable to shareholders. We believe this metric is used by investors to supplement measures of our profitability.